SCHEDULE 14A
                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the
                 Securities and Exchange Act of 1934

Filed by the Registrant  [ X  ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                   RESEARCH FRONTIERS INCORPORATED
        (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fees paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:



              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            June 11, 2009


To the Stockholders of Research Frontiers Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders of Research Frontiers Incorporated (the "Company") will be held at the Fox Hollow Inn, 7725 Jericho Turnpike, Woodbury, New York 11797, on June 11, 2009 at 11:00 A.M., local time, for the following purposes:

     1.  To elect two Class I directors and one Class II director;

     2. To ratify the selection of BDO Seidman, LLP as the independent registered public accountants of the Company for the fiscal year ending December 31, 2009;

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 17, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     Management requests all stockholders to sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Please do this whether or not you plan to attend the meeting. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person. BECAUSE
YOUR BROKER MAY NOT HAVE DISCRETION TO VOTE ON ALL OF THE ABOVE
MATTERS, IT IS IMPORTANT THAT YOU SEND IN YOUR PROXY.

                                   By Order of the Board of Directors,


                                   JOSEPH M. HARARY, Secretary

Woodbury, New York
April 30, 2009


                   RESEARCH FRONTIERS INCORPORATED
                         PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS
                To be held Thursday, June 11, 2009


     This Proxy Statement is furnished by the Board of Directors of Research Frontiers Incorporated (the "Company") in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Stockholders which will be held at the Fox Hollow Inn, 7725 Jericho Turnpike, Woodbury, New York 11797, on June 11, 2009, at 11:00 A.M., local time, and all adjournments thereof.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, Attention: Secretary, by execution of a subsequent proxy or by attendance and voting in person at the Annual Meeting of Stockholders. Attendance at the meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the Annual
Meeting of Stockholders, or at any adjournment thereof. Unless otherwise specified in the proxy, shares represented by proxies will be voted (i) for the election of the nominees for director listed below, and (ii) for the ratification of the selection of the independent registered public accountants. The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company will also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

     The Company's executive offices are located at 240
Crossways Park Drive, Woodbury, New York 11797-2033.
Research Frontiers believes that it can learn from constructive dialog with shareholders and other stakeholders and therefore actively encourages communications with all such interested parties. All e-mail communications to Directors@SmartGlass.com will be forwarded to each director of the Company. Furthermore, subject to the limits imposed by SEC regulations regarding disclosure of information that is not made generally available to all shareholders at the same time, we will endeavor to respond to specific questions or suggestions which, in the opinion of management or the Board, merit individual response. On or about
May 2, 2009, this Proxy Statement and the accompanying form of proxy, together with a copy of the Annual Report of the Company for the year ended December 31, 2008, including financial statements, are to be mailed to each stockholder of record at the close of business on April 17, 2009.

Important Notice Regarding the Availability of Proxy
Materials for the Shareholders Meeting to Be Held on June
11, 2009

This Proxy Statement is available at
www.smartglass.com/proxy.asp.


                        VOTING SECURITIES

     Only stockholders of record at the close of business on April 17, 2009 are entitled to vote at the meeting. As of April 17, 2009, the Company had issued and outstanding and entitled to vote 15,742,784 shares of common stock, par value $0.0001 per share
(the "Common Stock"), the Company's only class of voting securities outstanding. Each share of Common Stock entitles the holder thereof to one vote.

     As a shareholder of record, you may vote in person at the Annual Meeting or you may vote by proxy without attending the Meeting. If you are a registered shareholder, you may vote your shares by giving a proxy via mail, telephone or Internet. To vote your proxy by mail, indicate your voting choices, sign and date your proxy card and return it in the postage-paid envelope provided. You may vote by telephone or Internet by following the instructions on your proxy card. If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

     If you provide a properly executed proxy before voting at the Annual Meeting is closed, the persons listed on the Proxy card will vote the proxy in accordance with your directions. If you do not indicate how your shares are to be voted, the persons listed on the Proxy card will vote your shares as recommended by the Board of Directors. The persons listed on the Proxy card will also have the discretionary authority to vote on your behalf on any other matter that is properly brought before the Annual Meeting. If you wish to give a proxy to someone other than the persons listed on the Proxy card, please cross out the names of the people listed on the Proxy card and add the name of the person holding your proxy.

     If we receive a valid proxy before voting at the Annual Meeting is closed, your shares are voted as indicated on the proxy card. If you indicate on your proxy card that you wish to "abstain" or "withhold," as the case may be, from voting on an item, your shares will not be voted on that item. Abstentions will be counted to determine whether there is a quorum present.

     If you do not provide voting instructions to your broker or nominee at least ten days before the Annual Meeting, that person has discretion to vote your shares on matters that the New York Stock Exchange has determined are routine. However, a broker or nominee cannot vote shares on non-routine matters without your instructions, and this is referred to as a "broker non-vote." Broker non-votes are only counted in determining whether a quorum is present. Even though your broker may have discretionary authority to vote your shares on your behalf on the proposals presented at this Annual Meeting, it is important that you vote your shares and send in your proxy.

     The Annual Meeting cannot conduct business unless a quorum is present. In order to have a quorum, a majority of the shares of the Company's common stock that are outstanding and entitled to vote at the meeting must be represented in person or by proxy. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

     Directors are elected by a plurality of the votes cast. The management proposals described in the Proxy Statement must be approved by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the vote.

     The following table sets forth certain information with respect to those persons or groups known to the Company who beneficially own more than 5% of the Company's Common Stock, and for all directors and executive officers of the Company individually and as a group.


                                     Total             Exercisable
Name of                            Beneficial           Warrants        Percent
Beneficial Owner                  Ownership(1)         and Options     of  Class
Robert L. Saxe . . . . . . . . . .  1,285,338(2)         839,030          7.75
Joseph M. Harary . . . . . . . . .    659,174(3)         396,000          4.08
Robert M. Budin. . . . . . . . . .    271,377            219,200          1.70
M. Philip Guthrie. . . . . . . . .     52,500             25,000          0.33
Richard Hermon-Taylor. . . . . . .     56,525             25,000          0.36
Victor F. Keen . . . . . . . . . .    483,599            202,200          3.03
Michael R. LaPointe. . . . . . . .    153,259(4)         144,500          0.96
Steven M. Slovak . . . . . . . . .     94,384             85,500          0.60
All directors and officers
as a group (8 persons) . . . . . .  2,832,813(5)       1,936,430         16.02

(1) All information is as of April 17, 2009 and was determined in accordance with Rule 13d-3 under the Securities Exchange
    Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission or otherwise known to the Company. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power, and also includes options and warrants held by the listed persons that are presently exercisable or exercisable within the next 60 days, and awards of restricted stock subject to vesting are assumed to be fully issued and outstanding. Shares of Common Stock of the Company acquired by officers, directors and employees through the exercise of stock options or otherwise are subject to restrictions on their transfer, including restrictions imposed by applicable securities laws, as well as additional restrictions imposed by the Company in accordance with written agreements and policy statements.
    The mailing address for the above individuals is c/o Research Frontiers Incorporated, 240 Crossways Park Drive,
    Woodbury, NY 11797.

(2) Includes (i) 2,687 shares of Common Stock owned by the estate of Mr. Saxe's wife, Marie Saxe; (ii) 62,788 shares owned by a trust u/w Leonard S. Saxe for which Mr. Saxe serves as a co-trustee, and has a beneficial interest in one-half of the income from such trust; and (iii) 11,250 shares of Common Stock owned by a trust for the children of the late
    George Backer and certain others for which Mr. Saxe serves as sole trustee. Mr. Saxe disclaims beneficial ownership to all securities described in item (iii) above.

(3) Includes 97,560 shares of Common Stock owned by Mr.
    Harary's children, as to which shares Mr. Harary disclaims beneficial ownership.

(4) Includes 898 shares of Common Stock owned by Mr.
    LaPointe's wife, as to which shares Mr. LaPointe disclaims beneficial ownership.

(5) Includes the securities described above in footnotes (2) through (4).

                      ELECTION OF DIRECTORS
                             (Item 1)

    The number of Directors is currently set at six, pursuant to the By-Laws of the Company. A majority of the Board of Directors of the Company are independent directors. The Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of the directors nominated for re-election expires at the 2009 Annual Meeting of Stockholders. The Board of Directors proposes that Joseph M. Harary and Richard Hermon-Taylor be elected to Class I and hold office for a three-year term expiring at the 2012 Annual Meeting of Stockholders, and until the election and qualification of their respective successors, and M. Philip Guthrie be elected to Class II to hold office until the 2010 Annual Meeting of Stockholders, and until the election and qualification of his respective successor. If no other choice is specified in the accompanying proxy, the persons named therein have advised management that it is their present intention to vote the proxy for the election of the nominees set forth below. Each of the members of the Board of Directors of the Company, including the nominees listed below, is presently a director of the Company, and was elected to such office by the stockholders of the Company, except for Mr. Guthrie and Mr. Hermon-Taylor who were appointed to the Board of Directors in December 2007 after the board was expanded. Should a nominee become unable to accept nomination or election, it is intended that the persons named in the accompanying proxy will vote for the election of such other person as management may recommend in the place of such nominee.
There is no indication at present that any nominee will be unable to accept nomination.

    The following biographical information is provided with respect to each director:

                 Directors Standing for Election

Joseph M. Harary

Mr. Harary, age 48, became Vice President and General Counsel to the Company in April 1992 and has been a director of the Company since February 1993. In December 1999, Mr. Harary was promoted to the position of Executive Vice President and General Counsel, and in February 2002 was promoted to the position of President and Chief Operating Officer of the Company. Mr. Harary was promoted to the position of Chief Executive
Officer of the Company in January 2009. Mr. Harary has also been the Treasurer and Chief Financial Officer of the Company since 2005 and its corporate Secretary since 2007. Prior to joining Research Frontiers, Mr. Harary's corporate law practice emphasized technology, licensing, mergers and acquisitions, securities law, and intellectual property law at three prestigious New York City law firms. Mr. Harary graduated Summa Cum
Laude from Columbia College in 1983 with an A.B. degree in economics, and received a Juris Doctor degree from Columbia
Law School in 1986 where he was a Harlan Fiske Stone Scholar. Prior to attending law school, Mr. Harary was an economist with the Federal Reserve Bank of New York.

Richard Hermon-Taylor

Richard Hermon-Taylor, age 67, has been a director of the Company since December 2007. Mr. Hermon-Taylor serves as Chairman of the Company's Nominating and Corporate
Governance Committee, and also serves on the Company's Audit and Compensation Committees. His prior Board of Director experience includes Harley-Davidson, a $5 billion manufacturer of motorcycles, clothes, and the licensor of the Harley-Davidson trademark. During his over 15-year tenure on the Harley-Davidson Board, he served on its Audit, Compensation, and Nominating Committees. He also served on the Board of Galileo Electro-Optics, a public company that was acquired by Corning, Inc. From 1970-1986 he was with the Boston Consulting Group and managed the firm's offices in Boston and Milan. Mr. Hermon-Taylor received a B.A. in Chemical Engineering from Cambridge University in England and an MBA from the Harvard University Graduate School of Business, where he was a Baker Scholar. He is currently President and Co-Founder of Bio-Science International, Inc. This company specializes in technology development and licensing agreements for the life sciences industry.

M. Philip Guthrie

M. Philip Guthrie, age 64, has been a director of the Company since December 2007. Mr. Guthrie serves as Chairman of the Company's Audit Committee, and also serves on the Company's Compensation and Nominating and Corporate Governance
Committees. Mr. Guthrie was Chief Financial Officer of two public companies in the airline industry - Southwest Airlines during its formative and high-growth years, and Braniff International during its initial restructure and successful reorganization. His other aerospace experience includes CEO of InTech Aerospace Group, which provided a full range of interior service and maintenance to the commercial airline industry and to the US Government. He was Managing Director of Mason Best
Company and served in board and management roles in many of its, and other private equity firms', portfolio companies. He has also served as Chairman of the Board for Westmark/Tracor, a maker of military electronic systems. He currently serves on the Boards of Ariel Reinsurance (Bermuda) and is also a member of its Audit Committee, Direct General Corporation where he is also Chairman of its Audit Committee, Bristol Group (Argentina), and Neuro Resource Group, Inc. He is CEO of Neuro Holdings International, an international distributor of leading-edge medical devices for pain management. Mr. Guthrie has a CPA and began his career at Price Waterhouse. He has an MBA from the University of Michigan where he was a Paton Scholar and a BBA
Summa Cum Laude in accounting from Louisiana Tech University.
He is CEO of Denham Partners, LLC, a private investment firm.

                  Directors Continuing in Office

Class II - Term Expires at the 2010 Annual Meeting of Stockholders

Victor F. Keen

Victor F. Keen, age 68, has been a director of the Company since June 2001, and served as the Company's corporate Secretary from 1987 to 2007. Mr. Keen is Of Counsel to the law firm of Duane Morris LLP, one of the 100 largest law firms in the world with more than 650 lawyers. He has served prior thereto as a partner and chairman of Duane Morris' tax department. Mr. Keen is a graduate of Trinity College (1963) and Harvard Law School
(1966). Mr. Keen serves as Chairman of the Company's Compensation Committee, and also serves on the Company's
Audit, and Nominating and Corporate Governance Committees.
Mr. Keen is also a member of the board of directors of 3DIcon Corporation, a development-stage technology company developing 3-D projection and display technologies. Mr. Keen serves on 3DIcon's Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee and is Chairman of its Compensation Committee. Mr. Keen is also a Managing Member of Chelsea/Village Associates, LLC and Ninth Avenue Associates, LLC, both of which own and manage real estate in Manhattan.

Class III - Term Expires at the 2011 Annual Meeting of Stockholders

Robert L. Saxe

Mr. Saxe, age 73, is a founder of the Company and has been Chairman of the Board of Directors of the Company since its inception in 1965, was its President from 1966 to February 2002, and Treasurer from 1966 to 2005. Mr. Saxe is the Company's
Chief Technology Officer and served as the Company's Chief Executive Officer from 1965 to 2008. He graduated from Harvard College in 1956 with an A.B. degree, Cum Laude in General Studies (with a major in physics). Mr. Saxe also received an M.B.A. degree from Harvard Business School in 1960.

Robert M. Budin

Mr. Budin, age 76, has been a director of the Company since 1987. Mr. Budin was a Senior Vice President of Harold C. Brown & Co., Inc. until his retirement in 1990. Mr. Budin was a stockbroker and had been employed at Harold C. Brown & Co., Inc. since 1963.
Mr. Budin serves on the Company's Nominating and Corporate Governance, Compensation, and Audit Committees.

           Board Composition, Committees and Meetings

    The Board of Directors has an active Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The members of each of these three latter committees, Robert M. Budin, M. Philip Guthrie, Richard Hermon-Taylor, and Victor F. Keen, consist solely of the Company's four non-management directors, each of whom the Board has determined meets the independence requirements under the applicable listing standards of the NASDAQ Capital Market governing the independence of directors. During fiscal 2000, the Audit Committee of the Board of Directors developed a written charter for the Committee that was approved by the Board of Directors which was updated in 2004, and was updated again in February 2009. The complete text of the Audit Committee's current charter is available on Company's website at www.SmartGlass.com and is also attached as an Exhibit to this Proxy Statement. The Compensation Committee and the
Nominating and Corporate Governance Committee are not required to, and do not have, written charters.

    The Audit Committee reviews and reports to the Board of Directors with respect to various auditing and accounting matters, including the nomination of the Company's independent registered public accountants, the scope of audit procedures, general accounting policy matters, and the performance of the Company's independent registered public accountants.

     The Compensation Committee reviews and reports to the Board of Directors its recommendations for compensation of all employees and sets the compensation of the management of the Company.

     The Nominating and Corporate Governance Committee is responsible for overseeing the governance practices of the Company and for making recommendations to the Board for any modifications to such practices. It also identifies individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of stockholders and candidates to fill vacancies on the Board. Additionally, the committee recommends to the Board the directors to be appointed to Board committees. Because the Board of Directors of the Company has a majority of independent directors, these independent directors control the Board of Directors' selection of nominees for director.

     The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and by other Board members. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. The Nominating and Corporate Governance Committee will also consider whether any person nominated by a shareholder has been so nominated on a timely basis and in accordance with the provisions of the Company's by-laws relating to shareholder nominations and other applicable provisions including those described in "2010 Stockholder Proposals and Director Nominations" below.

     Once the Nominating and Corporate Governance Committee has identified a prospective nominee, it or a subcommittee of the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the subcommittee with the recommendation of the prospective candidate, as well as the subcommittee's own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. Based on the recommendation of the subcommittee, the full committee then evaluates the prospective nominee and his or her qualifications, as well as other factors which may include such things as whether the prospective nominee meets the independence requirements and other qualifications or criteria set forth under applicable listing standards of the NASDAQ Capital Market, or other requirements defined under applicable Securities and Exchange Commission rules and regulations; the extent to which the prospective nominee's skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to the Company's industry; the prospective nominee's ability to dedicate the time and resources sufficient for the diligent performance of Board duties; and the extent to which the prospective nominee holds any position that would conflict with responsibilities to the Company.

     If the Nominating and Corporate Governance Committee's internal evaluation is positive, the subcommittee and possibly others will interview the candidate. Upon completion of this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation and report to the full Board as to whether the candidate should be nominated by the Board and the Board determines whether to approve the nominee after considering this recommendation and report.

     During 2008, the Company's Board of Directors had ten formal meetings and also met numerous additional times informally, the Board's Audit Committee met four times, and the Board's Compensation Committee met eight times. The
Company's Nominating and Corporate Governance Committee met six times in 2008. No incumbent director attended less than 75% of meetings of the Board of Directors during 2008. The Company encourages and expects all of its directors to attend its Annual Meeting of Stockholders, and all of the Company's directors attended last year's Annual Meeting of Stockholders.

                        Executive Officers

     In addition to Robert L. Saxe and Joseph M. Harary, whose biographical information is provided above, the only other executive officers of the Company are Michael R. LaPointe and Steven M. Slovak. Michael R. LaPointe, age 50, who is the Company's Vice President - Marketing since March 2002, joined the Company as its Director of Marketing for Architectural Windows and Displays in March 2000. Mr. LaPointe, a graduate of Brown University with a B.A. in Organizational Behavior & Management and a B.A. in Psychology, worked in a marketing capacity for IBM Corporation in the early 1980s. He subsequently founded and developed several companies involved in the application and licensing of new technologies for various consumer products. During that period Mr. LaPointe also worked as a management consultant, where in 1994 he began his relationship with Research Frontiers, assisting the Company with its marketing strategy. Steven M. Slovak, age 47, joined Research Frontiers in January 1989 as a chemist and was promoted to various positions. In November 2005 Mr. Slovak became Research Frontiers' Director of Film Development, and in January 2008 was promoted to his current position as Vice President-Technology where he oversees a growing team of chemists. Steve Slovak is an inventor on numerous patents and patent applications held by Research Frontiers worldwide on SPD-Smart light-control technology, and is a member of various scientific organizations including the ASTM International and the National Fenestration Ratings Council (NFRC).

     The Board of Directors recommends a vote FOR election of the three nominees listed above and it is intended that proxies not marked to the contrary will be so voted.


          INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
                             (Item 2)

     The Audit Committee, with the concurrence of the Board of Directors, has selected the firm of BDO Seidman, LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2009. BDO Seidman, LLP has been the
Company's independent registered public accountants since 2005, and is considered by management to be well-qualified to serve as the Company's independent registered public accountants. We expect that representatives of BDO Seidman, LLP will attend the meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Audit and Other Fees

The following table presents fees paid or accrued for professional audit services rendered by BDO Seidman, LLP for the audit of our annual financial statements for the years ended December 31, 2008 and 2007, and fees billed to us for other services rendered by BDO Seidman, LLP during that period:


                            2008             2007


     Audit Fees (1)      $154,000         $149,500
     Audit-Related Fees         0                0
     Tax Fees (2)          14,500           14,500
     All Other Fees             0                0
        Total            $168,500         $164,000


(1) Audit fees includes the audit of Research Frontiers Incorporated annual financial statements and its internal controls over financial reporting, review of financial statements included in Research Frontiers Incorporated's Form 10-Q Quarterly Reports, and services that are normally provided by the independent registered public accountants in connection with regulatory filings for those fiscal years.

(2) Tax fees include fees for all services performed by the independent registered public accountants' tax personnel except those services specifically related to the audit of the financial statements, and includes fees for tax compliance and tax advice.

The Audit Committee has approved the above-listed fees, has considered whether the provision of the non-audit services described above is compatible with maintaining such accounting firms' independence, and has determined that the provision of such services is compatible with maintaining such accounting firms' independence.

The Board of Directors recommends a vote FOR ratification of the selection of the accounting firm of BDO Seidman, LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2009.

                      Audit Committee Report

  The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities
Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

  During fiscal 2000, the Audit Committee of the Board of Directors developed a written charter for the Committee that was approved by the Board of Directors and which was updated in 2004 and was updated again in February 2009. The complete text of the Audit Committee's current charter is available on Company's website at www.SmartGlass.com and is also attached as an Exhibit to this Proxy Statement.

  The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is comprised of the independent directors of the Company: M.
Philip Guthrie, who serves as the Audit Committee's Chairman and also is the Audit Committee's "financial expert" (as such term is defined by applicable rules), Robert M. Budin, Richard Hermon-Taylor and Victor F. Keen. The Company believes that all of the members of its Audit Committee, due to their backgrounds and business experience, have a sufficient understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles, an understanding of internal controls over financial reporting, and of audit committee functions to perform their duties as an Audit Committee. Part of the Audit Committee's duties specifically include the appointment, compensation and supervision of the Company's independent registered public accountants, as well as pre-approval of all auditing and non-auditing services provided by the Company's independent registered public accounting firm. Management is responsible for the Company's internal controls and financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company's financial statements and its internal controls over financial reporting, in accordance with auditing standards of the Public Company Accounting Oversight Board, and to issue a report thereon. As set forth in more detail in its charter, the Audit Committee's responsibility is to monitor and oversee these processes.

  In connection with these responsibilities, the Audit
Committee met with management and the Company's independent registered public accountants, to review and discuss all financial statements included in the Company's quarterly and annual reports for the fiscal year ended December 31, 2008 (the "Financial Statements") prior to their issuance and to discuss significant accounting issues. Management has advised us that the Financial Statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the Financial Statements with both management and the independent registered public accountants. Our review included discussions with the independent registered public accountants of matters required to be discussed by the Statement on Auditing Standards No. 61 as amended (Communication with Audit Committees).

  The Audit Committee also received written disclosures from the independent registered public accountants required by Independence Standards of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accountants that firm's independence.

  Finally, the Audit Committee continued to monitor the integrity of the Company's financial reporting processes and its internal procedures and controls.

  Based upon the Audit Committee's discussions with management and the independent registered public accountants, and the Audit Committee's review of the representations of management and the independent registered public accountants, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

                           Members of the Audit Committee
                           M. Philip Guthrie (Chairman)
                           Robert M. Budin
                           Richard Hermon-Taylor
                           Victor F. Keen


                      EXECUTIVE COMPENSATION

  The following table sets forth information regarding all cash compensation paid by the Company and stock options granted during the fiscal years indicated to Robert L. Saxe, the Company's chief executive officer through December 31, 2008, Joseph M. Harary, the Company's current Chief Executive Officer, and to each of the Company's executive officers during the past fiscal year.

Name of Executive and                        Option        All Other
Principal Positions   Year  Salary  Bonus  Awards($)(1) Compensation(2) Total(3)

Robert L. Saxe,       2008 $409,865 $      0 $      0    $  24,747    $  434,612
Director, Chairman    2007 $393,091 $      0 $903,582    $  10,583    $1,307,256
of the Board          2006 $379,798 $      0 $      0    $  24,833    $  404,631

Joseph M. Harary,     2008 $409,865 $      0 $      0    $55,680      $  465,545
Director, President,  2007 $393,091 $139,760 $708,556    $37,797      $1,279,204
General Counsel,      2006 $379,798 $ 54,000 $      0    $43,823      $  477,621
Teasurer,Secretary

Michael R. LaPointe,  2008 $146,203 $      0 $      0    $ 2,759      $  148,962
Vice President-       2007 $140,219 $      0 $210,747    $     0      $  350,966
 Marketing            2006 $135,477 $      0 $      0    $ 4,168      $  139,646

Steven M. Slovak      2008 $146,203 $      0 $      0    $ 5,517      $  151,720
Vice President-       2007 $113,076 $      0 $280,134    $ 4,349      $  397,559
 Technology           2006 $109,252 $      0 $      0    $ 6,723      $  115,975

-----------------------------------------------------------------------

(1) The dollar value of option awards listed below are estimated values based upon the Black-Scholes valuation method in accordance with FAS 123(R) using the assumptions set forth in the Company's Annual Report on Form 10-K for the respective year in question.

(2)    Consists of the payment of accrued but unused vacation.

(3) Consists of cash compensation (salary, bonus, and accrued vacation) plus the estimated dollar value of option awards based upon the Black-Scholes valuation method described in footnote (1) above. These amounts do not indicate the amount actually realized by the individual since estimated values will fluctuate based upon future market conditions.

The Company has no plan providing for pension benefits, non-qualified defined contributions, deferred contributions, or payments upon a change of control of the Company.

                   Stock Options Granted in 2008

  No stock options were granted to any officer or director of the Company during 2008 so the table setting forth information regarding all grants of options to the executive officers of the Company during 2008, and their estimated fair value on the date of grant recognized for financial statement reporting purposes is omitted.

The following table shows all options outstanding as of the end of 2008 granted to executives of the Company. All options listed are fully vested and exercisable at year end.

Outstanding Equity Awards at December 31, 2008

                     Number of
                     Securities
                     Underlying
                     Unexercised     Option       Option    Option
                     Stock Options   Exercise     Grant     Expiration
Name of Executive    (# Exercisable) Price        Date      Date

Robert L. Saxe:       240,000        $ 8.37500   06/10/99  06/09/09
                       61,981        $14.93000   07/12/07  07/11/10
                       48,000        $14.46875   10/12/00  10/11/10
                       48,000        $19.00000   12/15/00  12/14/10
                      120,000        $25.52500   06/14/01  06/13/11
                       60,000        $ 9.94000   09/24/01  09/23/11
                       60,000        $12.77500   06/13/02  06/12/12
                       27,733        $ 6.00000   07/01/05  06/30/15
                       88,560        $11.20000   12/06/05  12/05/15
                       20,000        $11.37500   02/13/07  02/12/17
                       64,756        $ 9.80000   12/03/07  12/02/17

Joseph M. Harary:      60,000        $ 8.37500   06/10/99  06/09/09
                       50,000        $14.93000   07/12/07  07/11/10
                       28,000        $14.46875   10/12/00  10/11/10
                       28,000        $19.00000   12/15/00  12/14/10
                       60,000        $25.52500   06/14/01  06/13/11
                       30,000        $ 9.94000   09/24/01  09/23/11
                       35,000        $12.77500   06/13/02  06/12/12
                       40,000        $11.20000   12/06/05  12/05/15
                       15,000        $11.37500   02/13/07  02/12/17
                       50,000        $ 9.80000   12/03/07  12/02/17

Michael R. LaPointe:   50,000        $37.03125   02/22/00  02/21/10
                        1,500        $18.90625   06/08/00  05/22/10
                        1,500        $14.46875   10/12/00  10/11/10
                        1,500        $19.00000   12/15/00  12/14/10
                       15,000        $25.52500   06/14/01  06/13/11
                        7,000        $12.77500   06/13/02  06/12/12
                        7,000        $12.81000   06/12/03  06/11/13
                       10,000        $ 6.17500   12/14/04  12/13/14
                       11,000        $ 6.00000   07/01/05  06/30/15
                       10,000        $ 5.60000   12/06/05  12/05/15
                       10,000        $11.37500   02/13/07  02/12/17
                       10,000        $14.93000   07/12/07  07/11/17
                       10,000        $ 9.80000   12/03/07  12/02/17

Steven M. Slovak:       4,000       $  8.37500   06/10/99  06/09/09
                        2,000       $ 14.46875   10/12/00  10/11/10
                        2,000       $ 19.00000   12/15/00  12/14/10
                        4,000       $ 25.52500   06/14/01  06/13/11
                        5,000       $  9.94000   09/24/01  09/23/11
                        5,000       $ 12.77500   06/13/02  06/12/12
                        6,000       $ 12.81000   06/12/03  06/11/13
                        7,500       $  6.17500   12/14/04  12/13/14
                       10,000       $  5.60000   12/06/05  12/05/15
                       10,000       $ 11.37500   02/13/07  02/12/17
                       15,000       $ 14.93000   07/12/07  07/11/17
                       15,000       $  9.80000   12/03/07  12/02/17


                  Stock Options Exercised in 2008

  No stock options were exercised by any officer or director of the Company during 2008 so the table setting forth information regarding all exercises of options by executive officers of the Company during 2008, and the dollar amount realized is omitted.


                      Director Compensation

  Historically, the Company has paid its directors fees in the form of stock options and not in cash or other compensation. In December 2007 each independent outside director received 25,000 stock options in payment for 2008 directors fees. Independent outside directors of the Company each received in January 2009 their directors fees for 2009 in a combination of 25,000 shares of common stock of the Company and a cash fee of $35,000. The Company's policies towards compensation of directors are described below in "Compensation Discussion and Analysis."

                 Compensation Discussion and Analysis

  The compensation of executive officers of the Company, including the Company's chairman and its chief executive officer, is determined by the Compensation Committee of the Company's Board of Directors, whose names are listed below at the end of their report. The starting point for determining compensation of any executive officer is their historical base salary and prior compensation history. The salaries of all executive officers are also reviewed at least annually by the Compensation Committee and by the entire Board of Directors. Numerous factors are reviewed in determining compensation levels. These factors include: the compensation levels of executive officers with comparable experience and qualifications, compensation levels at comparable companies, individual and Company performance, past compensation levels, performance of the Company's stock, and other relevant considerations, including a review of applicable compensation studies and other reference materials. The Company's Compensation Committee also reviews and approves recommendations made by management of the Company with respect to the compensation of all non-executive employees of the Company.

  In determining compensation levels for the Company's chairman, chief executive officer and independent directors for 2009 (the "Covered Individuals"), the Compensation Committee engaged a nationally recognized independent compensation consulting firm (i) to evaluate the past and current compensation of those individuals (ii) to aid the Compensation Committee in developing a relevant peer group of companies against which to measure the reasonableness and appropriateness of compensation of those individuals and (iii) to provide guidance to the Compensation Committee in determining the level of 2009 compensation and the mix as among cash, and long and short-term incentive compensation.

  Taking all of the factors the Compensation Committee regards as relevant, including the compensation levels reflected in the peer group of companies considered by the Compensation Committee to be applicable to the Company, and the finding and recommendations contained in report of the Compensation Committee's independent compensation consultant, the Compensation Committee, having met and deliberated eight times during 2008, believes that the current compensation approach and level of compensation of the Covered Individuals is appropriate and in the best interests of the Company and its shareholders. The levels and characteristics of the 2008 and 2009 compensation of the Covered Individuals are described elsewhere in this Proxy Statement.

  The Company's goal is to set compensation levels based upon the approach discussed above, and to include in such compensation a relevant combination of base salary, equity incentives, and performance-based bonuses. This approach is designed to align total executive compensation with the long-term performance of the Company and enable all employees of the Company to participate in the Company's growth. Through ownership of stock and options, the executive is rewarded if the Company's stockholders receive the benefit of appreciation of the price of the Company's Common Stock.

  The grant of equity awards is designed to attract, retain and provide incentives to those responsible for its success, and to reduce the amount of cash compensation that would otherwise be necessary to achieve such goals. In 2008, the shareholders of the Company approved the Company's 2008 Equity Incentive Plan (the "2008
Plan") which provides for the issuance of up to 750,000 shares of common stock pursuant to awards granted under the plan. The Board of Directors believes that the 2008 Plan is essential to the Company's continued success. The purpose of the 2008 Plan is to afford an incentive to executive officers, other employees, non-employee directors and consultants of the Company to acquire a proprietary interest in the Company, to continue as employees, non-employee directors or consultants (as the case may be), to increase their efforts on behalf of the Company and to promote the success of the Company's business. To further such purposes, stock options, stock appreciation rights, restricted stock and restricted stock units may be granted pursuant to the 2008 Plan. The Board of Directors believes that the granting of awards under the 2008 Plan will promote continuity of management, help attract new employees, and encourage employees, directors, officers and consultants, to increase their stock ownership in the Company and provide an increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth, development and financial success. The number of stock and options granted under such plan is determined based upon factors similar to those described above in connection with the setting of cash compensation.

  The Company's 2008 Plan is administered by a committee of at least two directors who are not officers and employees of the Company (the "Administrators"). Currently the Administrators consist of all four independent directors of the Company , who serve as members of the Company's Stock Option Committee and are also the sole members of the Company's Compensation Committee. Options which qualify as Incentive Stock Options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualifying options ("NQSOs") may be issued under the Company's 2008 Equity Incentive Plan. Also stock appreciation rights and restricted stock may be awarded under the Company's 2008 Equity Incentive Plan. The number of options to be granted under these stock option plans is determined by the Administrators in their discretion.

  In the case of stock options issued under the 2008 Plan, the purchase price of Common Stock subject to each option issued will be determined by the Board of Directors or the Administrators, as the case may be, but in the case of an ISO may not be less than (i) the fair market value of the Common Stock subject to the option on the date of grant or (ii) in the case of an option granted to an employee who, at the time the option is granted, owns (within the meaning of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of the Common Stock subject to the option on the date of grant. Options under the 2008 Plan may be exercised in the manner and at such times fixed by the Board of Directors, but may not be exercised for a term of more than 10 years, or for a term of five years in the case of an employee who, at the time an ISO is granted, owns (within the meaning of the Code) more than 10% of the total combined voting power of all classes of stock of the Company. In no event may ISOs exercisable for stock having an aggregate fair market value determined on the date of grant of $100,000 (together with all ISOs granted under any other stock option) be granted which first become exercisable in any one calendar year. Options are not transferable except by will or intestacy on the death of the optionee. In general, ISOs terminate when an optionee ceases to be employed by the Company or within a specified period after the termination of such employment depending upon the reason for such termination. It is currently expected that option grants will be reviewed twice per year.

  During 2006, no stock options were granted. Stock options were awarded to all employees and directors of the Company in February
2007 after certain key milestones were achieved and publicly announced relating to production of SPD light-control film and customer adoption of SPD technology in certain end-products. These option grants were supplemented in July 2007. In December 2007, prior to the expiration of its 1998 Stock Option Plan, the Company also granted options to its directors and employees to provide a future incentive and also to pay existing and new directors their directors fees. In total during 2007, 654,537 options having a weighted average exercise price of $11.85 were granted to directors, employees of, and consultants to, the Company. No options were granted in 2008. As noted in the last year's Compensation Discussion and Analysis, the Board of Directors anticipated that it may grant awards other than options under the 2008 Plan because the granting stock appreciation rights, restricted stock and/or restricted stock units in lieu of options should result in a lower burn rate (the number of shares subject to awards annually) and a lower level of dilution. In January 2009, 299,950 shares of restricted stock were granted to directors, employees, and a consultant to the Company, and awards for up to 450,050 shares of common stock remain available for future issuance under the 2008 Plan. In the case of all such grants of restricted stock to executive officers of the Company, these awards vest monthly over a three year period after grant.

  All employees employed by the Company at the beginning of 2007 and 2008 received a cost-of-living increase in their base salaries and Steven M. Slovak and certain other members of his technical staff received supplemental increases based upon meritorious performance, increased duties, and achievement of other research-related goals. In addition, the President of the Company received bonus compensation during 2007 for the achievement of certain milestones set by the Company's Board of Directors regarding the raising of additional capital to strengthen the financial position of the Company.

   Since the Company's four independent directors each chair (or recently chaired) one of three committees (Audit, Compensation, or Nominating and Corporate Governance Committees), and serve as members of the other such committees that they do not so chair, the Company believes that it is appropriate to set target levels of director compensation based upon the factors described above for service on the Company's Board of Directors. Based in part upon its review of comparable directors fees paid at the peer group of companies identified by the Compensation Committee, and upon the analysis and recommendations of the independent compensation consulting firm noted above, each non-employee independent director received stock options with respect to service as a Director during 2008 having a Black-Scholes valuation initially targeted at approximately $80,000, which targeted amount is then subject to adjustment based upon results achieved and future modification as a result of prevailing compensation levels and other factors. A similar compensation target for directors was set for Board service during 2009, which was paid in January 2009 in a combination of 25,000 shares of common stock and $35,000 in cash to each of the Company's four independent directors. The mix of cash and stock for 2009 and future years was developed following the review of the independent compensation consulting firm's report and an evaluation of prevailing trends and best practices in corporate governance and director compensation in a broad range of public companies.


Employment Arrangements

  The Company entered into an employment agreement effective
January 1, 1989 with Mr. Robert L. Saxe which automatically renews itself for successive one-year terms unless either the Company or Mr. Saxe gives the other at least 10 days prior written notice of the intention not to renew the employment agreement. Pursuant to that agreement, Mr. Saxe received an annual base salary from the Company of $402,132 during 2008 and will receive an annual base salary of $402,132 through December 31, 2009. Pursuant to his employment agreement, Mr. Saxe has agreed not to compete with the Company for a period of two years following the termination of his employment thereunder.

  In 2009, the Company entered into a five-year employment agreement with Joseph M. Harary, which was effective as of January
1, 2009 when Mr. Harary was promoted to the position of Chief
Executive Officer of the Company. The agreement automatically renews itself for successive one-year terms unless either the Company or Mr. Harary gives the other at least 90 days prior written notice of the intention not to renew the employment agreement. Pursuant to that agreement, in addition to possible future equity incentive awards granted by the Board of Directors of the Company in their discretion, Mr. Harary received 150,000 shares of restricted stock of the Company which vest monthly over a three-year period, and Mr.
Harary will receive an annual base salary from the Company of $425,000, and will be eligible to also earn a bonus based upon the achievement of performance goals established by the Board of Directors for Mr. Harary. Current performance goals for 2009 for Mr. Harary include achievement of targeted revenue levels, strengthening the Company's financial condition, achievement of certain enhanced performance goals for the Company's light-control technology, and the establishment of strategic goals for the entire Company and their efficient implementation and management. Pursuant to his employment agreement, if Mr. Harary's employment is terminated due to his death or disability, Mr. Harary shall be entitled to receive his base salary (less any disability payments) for six months as well as any earned or accrued bonus. If Mr. Harary's employment is not renewed, or is terminated by the Company other than due to death, disability, or for cause (as defined in the agreement) prior to its scheduled expiration date, then Mr. Harary shall also receive his base salary for between one and three years, depending upon the date of such termination. If there is a change in control of the Company, Mr. Harary shall receive his base salary for the longer of three years or the scheduled date of termination of Mr. Harary's employment agreement. Unless vesting is otherwise accelerated under the terms of an equity award (which is usually done in the case of death or disability of an employee), if Mr. Harary's employment is terminated by the Company in breach of his employment agreement or is terminated by Mr. Harary other than for good reason (as defined in the agreement), any unvested equity awards shall also become immediately vested. Pursuant to the employment agreement, Mr.
Harary is also entitled to four weeks paid vacation each year, and other fringe benefits generally applicable to other employees of the Company. Under his employment agreement, Mr. Harary has also agreed to certain restrictive covenants including Mr. Harary's agreement not to solicit employees or compete with the Company for a period of two years following the termination of his employment thereunder.

Compensation Committee Interlocks and Insider Participation

  In 2008, the Compensation Committee of our Board of Directors consisted solely of independent directors. None of the Company's executive officers served as a director or member of the compensation committee of another entity which had an executive officer that served as a director or member of the Company's Compensation Committee. No member of the Company's Compensation Committee is a current or former employee of the Company.

                    Compensation Committee Report

  The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

  The Compensation Committee of the Board of Directors of Research Frontiers Incorporated has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on its reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

  This report is submitted on behalf of the Compensation
Committee.

                                Members of the Compensation Committee
                                Victor F. Keen (Chairman)
                                Robert M. Budin
                                M. Philip Guthrie
                                Richard Hermon-Taylor


                Equity Compensation Plan Information

  The following table sets forth information as of December 31, 2008 with respect to shares of the Company's Common Stock that may be issued under the Company's existing Stock Option Plan, and any other equity that may be issued to officers or directors of, or consultants to, the Company.


                              Number of           Weighted       Number of
                              Securities to       Average        Securities
                              be Issued Upon      Exercise Price Remaining
                              Exercise of         of Outstading  Available
                              Outstanding Options Options and    for Future
Plan Category                 and Warrants        Warrants       Issuance

Equity compensation plans
approved by security holders       2,447,480        $12.92        750,000

Equity compensation plans not
approved by security holders (see
Note 7(b)(ii) to the
Company's  12-31-08
financial statements)                162,500        $ 7.75              0

Total                              2,609,980        $12.60        750,000



                      Stock Price Performance

  The following table sets forth the range of the high and low selling prices (as provided by The Nasdaq Stock Market, Inc.) of the Company's common stock for each quarterly period within the past two fiscal years:

            Quarter Ended              Low           High

            March 31, 2007            4.93          12.33
            June 30, 2007             9.55          14.29
            September 30, 2007       10.00          15.64
            December 31, 2007         7.90          17.40
            March 31, 2008            4.75          10.32
            June 30, 2008             4.76           7.99
            September 30, 2008        3.90           6.21
            December 31, 2008         1.55           4.48

         These quotations may reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

 The following graph compares the total returns (assuming reinvestment of dividends) on $100 invested on December 31, 2003 in the Company's Common Stock (REFR), the NASDAQ Composite
(U.S.) Stock Index, and the NASDAQ Electronic Component Stock Index. The stock price performance shown on the graph below reflects historical data provided by The Nasdaq Stock Market, Inc. and is not necessarily indicative of future price performance.


[graph with the following data points]

Date           Index      Index     Index
            U.S. NASDAQ Electronics  REFR

12/31/03	$100.00	$100.00	$100.00
01/30/04	$102.97	$102.32	$136.49
02/27/04	$101.03	$96.91	$128.85
03/31/04	$99.31	$92.52	$103.55
04/30/04	$96.01	$83.67	$112.27
05/28/04	$99.21	$91.54	$96.88
06/30/04	$102.26	$91.51	$76.53
07/30/04	$94.45	$79.51	$75.57
08/31/04	$92.14	$71.34	$64.16
09/30/04	$94.89	$70.12	$68.46
10/29/04	$98.74	$75.52	$77.93
11/30/04	$104.82	$76.66	$67.49
12/31/04	$108.84	$79.09	$68.68
01/31/05	$103.17	$73.68	$64.59
02/28/05	$102.59	$75.77	$55.33
03/31/05	$99.98	$74.01	$55.97
04/29/05	$96.35	$71.29	$48.98
05/31/05	$103.80	$80.48	$46.93
06/30/05	$103.38	$78.45	$34.12
07/29/05	$109.97	$82.00	$31.54
08/31/05	$108.23	$78.94	$30.89
09/30/05	$108.31	$78.15	$33.37
10/31/05	$106.92	$73.86	$50.81
11/30/05	$112.75	$80.95	$60.93
12/30/05	$111.16	$78.36	$55.65
01/31/06	$116.06	$81.71	$54.90
02/28/06	$114.91	$82.46	$44.99
03/31/06	$117.90	$84.08	$41.55
04/28/06	$116.97	$84.28	$58.67
05/31/06	$109.92	$75.99	$58.13
06/30/06	$109.92	$75.04	$55.76
07/31/06	$105.73	$69.24	$46.29
08/31/06	$110.41	$77.91	$45.21
09/29/06	$114.22	$79.96	$46.50
10/31/06	$119.81	$82.71	$62.22
11/30/06	$122.93	$87.98	$64.91
12/29/06	$122.11	$86.14	$58.99
01/31/07	$124.50	$85.40	$68.78
02/28/07	$121.95	$85.08	$100.54
03/30/07	$122.29	$82.35	$103.34
04/30/07	$127.60	$88.46	$116.90
05/31/07	$131.52	$89.61	$111.52
06/29/07	$131.03	$93.41	$151.88
07/31/07	$127.86	$94.60	$160.71
08/31/07	$130.40	$100.65	$126.05
09/28/07	$135.18	$103.65	$160.60
10/31/07	$142.49	$105.15	$159.96
11/30/07	$132.68	$95.99	$106.03
12/31/07	$132.42	$96.58	$107.64
01/31/08	$119.56	$80.87	$76.53
02/29/08	$113.18	$78.71	$81.27
03/31/08	$114.06	$80.26	$72.98
04/30/08	$120.60	$87.14	$63.62
05/30/08	$125.89	$91.86	$63.08
06/30/08	$114.58	$82.59	$67.92
07/31/08	$116.79	$80.29	$49.19
08/29/08	$119.26	$84.29	$55.44
09/30/08	$106.57	$71.64	$44.35
10/31/08	$88.24	$57.31	$41.23
11/28/08	$78.90	$50.18	$21.21
12/31/08	$63.80	$52.09	$23.36


    2010 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

 Any stockholder who intends to present a proposal for action, including the nomination of a candidate for Director, at the Company's 2010 Annual Meeting of Stockholders, must comply with and meet the requirements of the Company's By-Laws and of Rule 14a-8 of the Securities and Exchange Commission. Rule 14a-8 requires, among other things, that any proposal be received by the Company at its principal executive office, 240 Crossways Park
Drive, Woodbury, New York 11797, Attention: Corporate Secretary, by December 31, 2009. Section 2.12 of the Company's By-Laws (a copy of which is available upon request) sets forth the procedures that must be followed with respect to stockholder nominations, which include a requirement that the person making the nomination be a stockholder of record at the time of giving notice for such stockholders meeting and who shall be entitled to vote for the election of directors at the meeting, and that such nomination be made pursuant to timely notice in proper written form to the Secretary of the Company. To be in proper written form, such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are owned beneficially and of record by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities
Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) any other information that is or would be required to be disclosed in a
Schedule 13D promulgated under the Securities Exchange Act of
1934 regardless of whether such person would otherwise be required to file a Schedule 13D, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, as such stockholder, (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and the person nominated by such stockholder, and any interest by such stockholder in the election of the person nominated by such stockholder, and any relationship between such stockholder and the person so nominated.
In addition, a person providing notice under this Section shall supplementally and promptly provide such other information as the Company otherwise requests. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.


   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. All of these filing requirements were satisfied on a timely basis. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.


                     GENERAL AND OTHER MATTERS

 Management knows of no matter other than the matters described above which will be presented to the meeting. However, if any other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with his, her or their best judgment on such matters.

                          By Order of the Board of Directors



                          JOSEPH M. HARARY, Secretary
Woodbury, New York
April 30, 2009

 THE COMPANY WILL PROVIDE WITHOUT CHARGE A
COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-
K FOR THE YEAR ENDED DECEMBER 31, 2008 INCLUDING
FINANCIAL STATEMENTS AND ANY SCHEDULES
THERETO (EXCEPT EXHIBITS), TO EACH OF THE
COMPANY'S STOCKHOLDERS, UPON RECEIPT OF A
WRITTEN REQUEST THEREFOR MAILED TO THE
COMPANY'S OFFICES, ATTENTION: SECRETARY.
REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET
FORTH A REPRESENTATION AS TO SUCH OWNERSHIP ON
APRIL 17, 2009.

                                                          EXHIBIT A


                     RESEARCH FRONTIERS INC.
                     AUDIT COMMITTEE CHARTER
                        February 23, 2009


1.    Purpose of the Audit Committee:

The committee is established by the Board of Directors of Research Frontiers Inc (the "Board") to assist the Board in its oversight of the integrity of the Company's financial statements and financial reporting process, the Company's compliance with legal and regulatory requirements and ethics programs as established by management, the system of internal accounting and financial controls, the audit process, the assessment of the needs for and role of the Company's internal audit process and its performance and the performance, qualification and independence of the Company's independent auditors.

2.    Authority of the Audit Committee:

a) The committee shall appoint, subject to the approval of the Board and ratification by the Company's shareholders, and may terminate, the Company's independent auditors. The committee shall consult with the Company's Board regarding any such decision.

b) The committee shall have the sole authority to approve audit engagement fees and terms as well as any significant non-audit relationship with the Company's independent auditors.

c) The committee shall, jointly with management, determine the hiring of, or outsourcing of, the internal auditor who shall have direct reporting responsibility to the committee. The committee will approve appropriate compensation for this function.

d) The committee shall have the authority to retain special legal, accounting or other consultants to advise and assist the committee.

e) The committee may request any other director, officer or employee of the Company or the Company's outside counsel, or internal or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

f) The committee may form and delegate authority to subcommittees when appropriate.

3.    Audit Committee Composition:

a) The committee shall consist of at least three directors, including a chairman, each selected from the Board, upon the recommendation of the Nominating and Governance
      Committee. Each member of the committee shall be independent under the rules of the SEC and NYSE. Members of the committee shall disclose to the Board whether they are members of the audit committee of any other public companies.
      If a member of the committee simultaneously serves on the audit committees of more than three public companies, the Board shall determine if such simultaneous service would impair the ability of such prospective member to effectively serve on the committee.

b) Each member of the committee shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

c) Each member of the committee shall have such level of experience and expertise in accounting, financial and related matters, as determined by the Board in its business judgment, as shall enable him or her to effectively fulfill his or her duties as a member of the committee. At least one member of the committee shall have the attributes of an "audit committee financial expert" (as defined by the U.S. Securities and Exchange Commission) as determined by the Board.

d) The Company shall provide appropriate orientation for new members of the committee, and ongoing continuing education programs for existing members, covering, among other things, current best practices, the Company's business, organizational and management structure, results of operations and financial condition, including critical accounting policies, budgets and forecasts and corporate governance. Members of the committee are encouraged, but not required, to periodically pursue or obtain, at the Company's expense, appropriate programs, sessions or materials as to the responsibilities of members of the audit committee of publicly-traded companies.

 4.   Duties and responsibilities of the Audit Committee:

 a)   General:

(i) The committee shall meet at such intervals as it determines, but not less frequently than quarterly.

(ii) If necessary, the committee shall institute special investigations and, if appropriate, hire special counsel or experts to assist.

(iii) The committee shall meet regularly with the internal auditor and the independent auditors in separate executive sessions.

(iv) The committee shall perform other oversight functions as requested by the Board.

(v) The committee shall also have the ability to meet in executive session with the Chief Executive Officer, the Chief Financial Officer, or the General Counsel.

(vi) The committee shall review policies and processes related to the evaluation of risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

(vii) Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

(viii) Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit
       Committee or the Board of Directors deems necessary or appropriate.

(b)   Internal Controls and Internal Audit

(i) The committee shall review policies and processes related to the evaluation of the adequacy of the Company's internal control structure.

(ii) The committee shall consider the results of internal controls testing carried out by the Company.

(iii) The committee shall review all controls certifications made by the Company for regulatory purposes under sections 302 and 404 of the Sarbanes-Oxley Act (2002).

(iv) The committee will review the internal audit function and ensure it meets applicable corporate objectives.

(v) The committee will ensure that the internal audit function of the Company is adequately and properly resourced.

(vi) At the beginning of each calendar year the committee will review and approve the annual internal audit plan.

(vii) The committee will review all internal audit reports provided by the internal auditor and consider the findings.

(viii) The committee shall review the performance of the Company's internal audit function and report to the Board as required.

c)    Independent Audit and Independent Auditors:

 (i) The committee shall appoint, subject to approval by the Board and ratification by the Company's shareholders, and may terminate the Company's independent auditors. The committee shall consult with the Company's Board regarding any such decision.

(ii) The committee shall review and approve the independent auditor's' proposed audit scope, approach, staffing and fees.

(iii) The committee shall pre-approve all audits and permitted non-audit services to be performed by the independent auditors subject to such procedures as may be established by the committee.

(iv) The committee shall, at least annually, obtain and review a report by the Company's independent auditors describing the firm's internal quality-control procedures, any material issues raised by the most recent internal quality-control or peer review of the firm, or by any inquiry or investigation by government or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(v) The committee shall receive on a periodic basis, not less frequently than annually, from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, including each non-audit service provided to the Company.

(vi) The committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

(vii) The committee shall evaluate, together with the Board, the qualifications, performance and independence of the independent auditors, including the lead engagement partner, and, if so determined by the committee, replace the independent auditors or lead engagement partner.

(viii) The committee shall take appropriate action, including recommending that the Board take appropriate action, as necessary, in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

(ix) The committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing
      Standards No. 61 relating to the conduct of the audit.

(x) The committee shall receive and review with management any management letter provided by the independent auditors and the Company's response to that letter; the committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any disagreements with management.

(xi) The committee shall review and approve hiring policies for employees or former employees of the independent auditors.

d)    Financial Statement Review:

(i) The committee shall review and discuss with management and the independent auditors the Company's annual audited financial statements and Management's Discussion and Analysis.

(ii) The committee shall review and discuss with management and the independent auditors, the Company's quarterly financial statements, Management's Discussion and Analysis and the results of the independent auditors' review of the quarterly financial statements.

(iii) The committee shall discuss with management and the independent auditors significant financial reporting issues and judgments, made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles (which shall be communicated to the committee by the Company's chief financial officer as soon as reasonably practicable), the selection and disclosure of critical accounting estimates, and the effect of alternative assumptions, estimates or accounting principles on the Company's financial statements.

(iv) The committee shall discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

e)    Compliance Matters:

(i) The committee shall review with the Company's Counsel legal and regulatory matters that may have a material impact on the Company or its financial statements.

(ii) The committee shall review and approve procedures for the receipt, retention and treatment of complaints regarding accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting, auditing or other matters.

f)    Other:

(i) The committee shall have such other duties, responsibilities and authorities as the Board may from time to time delegate.

(ii) The committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Nominating and Governance Committee and the Board for approval.

(iii) The committee shall annually review its own performance.

5.    Reporting Responsibilities:

a)    The committee shall keep a record of its proceedings.

b)    The committee shall report to the Board.

                        [PROXY CARD - FRONT]

PROXY                RESEARCH FRONTIERS INCORPORATED
         240 Crossways Park Drive, Woodbury, New York 11797-2033
                   THIS PROXY IS SOLICITED ON BEHALF OF
                          THE BOARD OF DIRECTORS
              ANNUAL MEETING OF STOCKHOLDERS - June 11, 2009

 The undersigned hereby appoints Robert L. Saxe and Joseph M.
Harary, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of Research Frontiers Incorporated to be held on June 11, 2009, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on the reverse side hereof. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.


Dated:________________________________________________, 2009


__________________________________________________________

      __________________________________________________________
      Please sign exactly as name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

             PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN
IT IN THE ENCLOSED ENVELOPE


                           [PROXY CARD - BACK]


1.    ELECTION OF DIRECTORS

 NOMINEES: Joseph M. Harary, Richard Hermon-Taylor and
 M.PhilipGuthrie

 [  ] FOR ALL nominees listed above.

 [  ]  FOR ALL nominees listed above
  EXCEPT:_________________________________________

 (Instruction: To withhold authority to vote on any individual nominee, write the name in the space at the right.)

 [  ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2.    RATIFICATION OF THE SELECTION OF BDO SEIDMAN,
      LLP AS INDEPENDENT REGISTERED PUBLIC
      ACCOUNTANTS OF THE COMPANY FOR THE FISCAL
      YEAR ENDING DECEMBER 31, 2009.

 [  ]  FOR RATIFICATION   [  ]  AGAINST RATIFICATION [  ]  ABSTAIN


3. In their discretion, upon such other matters as may properly come before the meeting. If no specification is made, this proxy will be voted FOR the nominees listed above and FOR
      APPROVAL of Proposal 2.

Please indicate whether or not you plan to attend the Annual Meeting on Thursday, June 11, 2009.
                          Yes  [   ]          No  [   ]